INDEPENDENT AUDITORS' CONSENT


Board of Directors
1st State Bank:


We consent to the use of our report incorporated herein by reference, and to the reference to our firm under the heading
"Experts" in the prospectus.


/s/ KPMG LLP

Greensboro, North Carolina
February 22, 1999